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                                                                     EXHIBIT 2.2

                                 FIRST AMENDMENT
                                       TO
                          AGREEMENT AND PLAN OF MERGER

         FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER, dated as of August 3, 2000 ("First Amendment"), among Bell Sports Holdings, L.L.C., a Delaware limited liability company ("Parent"), Andsonica Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("Sub"), and Bell Sports Corp., a Delaware corporation (the "Company").

         WHEREAS, Parent, Sub and the Company have entered into an Agreement and Plan of Merger dated as of June 13, 2000 (the "Merger Agreement") providing, among other things, for a recapitalization of the Company pursuant to which Sub will be merged with and into the Company;

         WHEREAS, each of Parent, Sub and the Company desires to amend and supplement the Merger Agreement in certain respects as described in this First Amendment;

         WHEREAS, the respective Managers of the Parent and the Board of Directors of each of the Sub and the Company have approved this First Amendment;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the parties agree as follows:

         1. DEFINITIONS.

         Except as otherwise indicated herein or unless the context requires otherwise, capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Merger Agreement.

         2. AMENDMENT AND RESTATEMENT OF SCHEDULE 1 OF THE MERGER AGREEMENT.

         Schedule 1 of the Merger Agreement is hereby amended and restated in its entirety to be as set forth on Schedule 1 hereto.

         3. REPRESENTATIONS AND PARENT AND SUB.

         Without limitation of the representations and warranties of Parent and Sub contained in Article II of the Merger Agreement, Parent and Sub represent and warrant to the Company as follows:

         On or prior to the date of this First Amendment, the Managers of the Parent and the Board of Directors of the Sub declared the Merger advisable and fair to and in the best interest of Parent and Sub, respectively, and their respective members or stockholders, and approved and adopted the Merger Agreement, as amended by this First Amendment, in accordance with the DGCL. Each of Parent and Sub has all requisite corporate power and authority to enter into this First Amendment, and to consummate the transactions contemplated by the Merger Agreement, as amended by this First Amendment. The execution and delivery of this First Amendment by Parent and Sub and the consummation by Parent and Sub of the transactions contemplated by the Merger Agreement, as amended by this First Amendment, have been duly authorized by all necessary corporate action on the part of Parent and Sub, subject to filing of appropriate Merger


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documents as required by the DGCL. The Merger Agreement, as amended by this
First Amendment, and the consummation of the transactions contemplated thereby have been approved by the sole stockholder of Sub. This First Amendment has been duly executed and delivered by Parent and Sub, and (assuming the valid authorization, execution and delivery of this First Amendment by the Company and the validity and binding effect of the First Amendment on the Company) constitutes the valid and binding obligation of Parent and Sub enforceable against each of them in accordance with its terms.

         4. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

         Without limitation of the Company's representations and warranties contained in Article III of the Merger Agreement, the Company represents and warrants to Parent and Sub as follows:

         On or prior to the date of this First Amendment, the Board of Directors of the Company declared the Merger advisable and fair to and in the best interest of the Company and its stockholders, approved and adopted the Merger Agreement, as amended by this First Amendment, in accordance with the DGCL, resolved to recommend the approval and adoption of the Merger Agreement, as amended by this First Amendment, by the Company's stockholders and directed that the Merger Agreement, as amended by this First Amendment, be submitted to the Company's stockholders for approval and adoption. The Company has all requisite corporate power and authority to enter into this First Amendment, and to consummate the transactions contemplated by the Merger Agreement, as amended by this First Amendment. The execution and delivery of this First Amendment by the Company and the consummation by the Company of the transactions contemplated by the Merger Agreement, as amended by this First Amendment, have been duly authorized by all necessary corporate action on the part of the Company, subject to filing of appropriate Merger documents and the delivery of any notice required to be given to stockholders of the Company, in each case as required by the DGCL. This First Amendment has been duly executed and delivered by the Company and (assuming the valid authorization, execution and delivery of this First Amendment by Parent and Sub and the validity and binding effect of the First Amendment on Parent and Sub) constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

         5. MISCELLANEOUS.

         Except as expressly modified hereby, the Merger Agreement remains in full force and effect. Upon the execution and delivery hereof, the Merger Agreement shall thereupon be deemed to be amended and supplemented as hereinabove set forth as fully and with the same effect as if the amendments and supplements made hereby were originally set forth in the Merger Agreement, and this First Amendment and the Merger Agreement shall henceforth be read, taken and construed as one and the same instrument, but such amendments and supplements shall not operate so as to render invalid or improper any action heretofore taken under the Merger Agreement.

         This First Amendment may be executed in counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

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         IN WITNESS WHEREOF, Parent, Sub and the Company have caused this First
Amendment to be signed by their respective officers thereunto duly authorized all as of the date first written above.

                                   BELL SPORTS HOLDINGS, L.L.C.



                                   By: /s/ Michael Shein
                                      ------------------------------------------
                                   Name:   Michael Shein
                                        ----------------------------------------
                                   Title:  Manager
                                         ---------------------------------------



                                   ANDSONICA ACQUISITION CORP.



                                   By: /s/ Michael Shein
                                      ------------------------------------------
                                   Name:   Michael Shein
                                        ----------------------------------------
                                   Title:  Vice President
                                         ---------------------------------------



                                   BELL SPORTS CORP.



                                   By: /s/ Lori Sherwood
                                      ------------------------------------------
                                   Name:   Lori Sherwood
                                        ----------------------------------------
                                   Title:  Vice President
                                         ---------------------------------------

























                               Signature page for
                                First Amendment